Exhibit 99.1
February 10, 2010
John Chen
Chairman, CEO, and President
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)
Dear John:
This is to inform you of your 2010 compensation as approved by the Sybase, Inc. Compensation Committee and ratified by the Board of Directors:
1.	Cash Compensation (effective January 1, 2010)
1.	Annual base salary: $1,000,000

2.	Incentive bonus target: $1,500,000

3.	Total target cash compensation (TTC): $2,500,000
The terms of the incentive bonus are set out in the Executive Leadership Team Incentive Plan (ELTIP).
2.	Long-Term Incentives
(a)	Sybase Stock Option Grant (4-year service vest)
•	95,974 options
(b)	Restricted Stock Grant (3-year cliff vest)
•	28,804 shares
(c)	Restricted Stock Grant (1-year performance period; 3-year cliff vest)
•	86,412 shares
The vesting terms are set out in the relevant equity award grant agreement.
I also want to take this opportunity to thank you for your contributions in 2009. I look forward to your support and contributions in 2010.
Sincerely,
/s/ Michael A. Daniels
Michael A. Daniels
Chairman, Compensation Committee
Sybase, Inc. Board of Directors
cc John Chen’s HR File